SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT (this "Agreement"), is entered into as of April 26, 2002, by and between GENTA INCORPORATED, a Delaware corporation (the "Company"), and Garliston Limited, an Irish limited company (the "Purchaser").

                                    WHEREAS:

     A. The Company and the Purchaser have entered into a License and Ex-U.S. Commercialization Agreement dated as of the date hereof (the "Ex-U.S. Commercialization Agreement"), pursuant to which the Company has granted the Purchaser certain commercialization rights outside the United States.

     B. The Company and Aventis Pharmaceuticals Inc., a Delaware corporation ("API"), have entered into a License, Co-Development and U.S. Commercialization Agreement dated as of the date hereof (the "U.S. Commercialization Agreement"), pursuant to which the Company has granted to API certain development and U.S. commercialization rights. The U.S. Commercialization Agreement and the Ex-U.S. Commercialization Agreement are collectively referred to herein as the "Commercialization Agreements".

     C. Company and Purchaser have entered into a Securities Purchase Agreement, Registration Rights Agreement, and Standstill and Voting Agreement, each dated as of the date hereof (the "Securities Purchase Agreement," the "Registration Rights Agreement," and the "Standstill Agreement," respectively), and have entered into a Convertible Note Purchase Agreement dated as of the date hereof (the "Convertible Note Purchase Agreement"), pursuant to which the Company has agreed to issue, and the Purchaser has agreed to purchase, certain convertible promissory notes on the dates and pursuant to the terms set forth therein (each, a "Convertible Note") (this Agreement, the Securities Purchase Agreement, the Registration Rights Agreement, the Standstill Agreement, the Convertible Note Purchase Agreement, the Convertible Notes, and the Commercialization Agreements, collectively, the "Transaction Documents)."

     D. The Company and the Purchaser wish to set forth herein the terms and conditions of subordination governing the Convertible Notes. All capitalized terms not defined herein shall have the meaning ascribed in the Convertible Notes.

     NOW THEREFORE, the Company and the Purchaser hereby agree as follows:

     1. Definitions. Unless otherwise defined in this Agreement, the following capitalized terms shall have the following respective meanings when used herein:

     "Designated Senior Indebtedness" means the Company's obligations under any Senior Indebtedness with a principal amount in excess of (*) in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a

(*)  Represents language that is redacted and subject to Confidential Treatment.

party) (*) shall be "Designated Senior Indebtedness" for purposes of the Convertible Notes (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

     "Indebtedness" means:

          (a) All indebtedness of the Company for money borrowed that is evidenced by notes, debentures, bonds or other securities (including, but not limited to, those which are convertible or exchangeable for securities of the Company);

          (b) All indebtedness of the Company due and owing with respect to letters of credit (including, but not limited to, reimbursement obligations with respect thereto);

          (c) All indebtedness or other obligations of the Company due and owing with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements;

          (d) All indebtedness consisting of commitment or standby fees due and payable to lending institutions with respect to credit facilities or letters of credit available to the Company;

          (e) All obligations of the Company under Synthetic Leases and leases required or permitted to be capitalized under generally accepted accounting principles;

          (f) All indebtedness or obligations of others of the kinds described in any of the preceding clauses (a), (b), (c), (d) or (e) assumed by or guaranteed in any manner by the Company or in effect guaranteed (directly or indirectly) by the Company through an agreement to purchase, contingent or otherwise, and all obligations of the Company under any such guarantee or other arrangements; and

all renewals, extensions, refundings, deferrals, amendments or modifications of indebtedness or obligations of the kinds described in any of the preceding clauses (a), (b), (c), (d), (e) or (f); unless in the case of any particular indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement is subordinate to, or is not superior to, or is pari passu with, the Convertible Notes.

     "Purchaser" shall mean Garliston Limited, and each other holder of a Convertible Note.

(*)  Represents language that is redacted and subject to Confidential Treatment.

     "Senior Indebtedness" means the principal of, premium, if any, interest on (including any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law) and any other payment due pursuant to:

          (a) (*)

          (b) (*)

          (c) (*)

(*)

     "Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interests having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time directly or indirectly owned and controlled by the Company, and (c) any other entity included in the financial statements of the Company on a consolidated basis.

     "Synthetic Lease" means (a) any so-called synthetic or tax-retention lease, or (b) any agreement for the use or possession of property creating obligations of a Person that do not appear on the balance sheet of such Person but which, for U.S. Federal Income Tax purposes is characterized as the indebtedness of such Person (without regard to accounting treatment).

     2. Subordination

          (a) The Company covenants and agrees, and the Purchaser likewise covenants and agrees, that the Convertible Notes are subject to the provisions of this Agreement, and that each Person holding a Convertible Note, whether upon original issue or upon transfer, assignment or exchange thereof (the "Holders"), shall accept and agree

(*)  Represents language that is redacted and subject to Confidential Treatment.

to be bound by such provisions. In addition to the restrictions set forth in
Section 3(a) of the Convertible Note Purchase Agreement, Purchaser hereby agrees that Purchaser shall not be entitled to transfer any Convertible Note to an Affiliate unless and until such Affiliate has agreed in writing to be bound by the provisions of this Agreement.

          The payment of the principal of and interest on a Convertible Note (including, but not limited to, the redemption price with respect to such Convertible Note) shall, to the extent and in the manner hereinafter set forth, be subordinated in right of payment to the prior payment in full of all Designated Senior Indebtedness, (*).

          The expression "payment in full" or "paid in full" or any similar term or phrase when used herein with respect to Designated Senior Indebtedness shall mean the payment in full of all such Designated Senior Indebtedness, or, in the case of Designated Senior Indebtedness consisting of contingent obligations in respect of letters of credit or other reimbursement obligations, the setting apart of cash sufficient to discharge such portion of Designated Senior Indebtedness in an account for the exclusive benefit of the holders thereof, in which account such holders shall be granted a first priority perfected security interest in a manner reasonably acceptable to such holders

          No provision of this Agreement shall prevent the occurrence of any default or Event of Default under the Convertible Notes.

          (b) Payments to Holders. No payment (including pursuant to any redemption of a Convertible Note) shall be made with respect to the principal of or interest on a Convertible Note, if:

               (1) a default in the payment of principal, premium, if any, or interest or other payment due on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a "Payment Default") and the holder of such Convertible Note receives a written notice of such default (a "Payment Blockage Notice"); or

               (2) a default, other than a Payment Default, occurs and is continuing with respect to Designated Senior Indebtedness that then permits holders of the Designated Senior Indebtedness as to which such default related to accelerate its maturity and the holder of such Convertible Note and the Company receive a written notice of such default (a "Non-Payment Blockage Notice") from a representative of Designated Senior Indebtedness or a holder of Designated Senior Indebtedness or the Company (a "Non-Payment Default").

          The Company may and shall resume payments on a Convertible Note (1) in the case of a Payment Default, on the date upon which such default is cured or waived or ceases to exist, and (2) in the case of a Non-Payment Default with respect to Designated Senior Indebtedness, on the earlier of the date on which the Non-Payment

(*)  Represents language that is redacted and subject to Confidential Treatment.

Default is cured or waived or ceases to exist or 179 days have passed after the date on which the applicable Non-Payment Blockage Notice is received.

          No new period of payment blockage may be commenced pursuant to a Non-Payment Blockage Notice unless at least 365 days shall have elapsed since the Company's receipt of the immediately prior Non-Payment Blockage Notice. No default (whether or not such event of default is on the same issue of Designated Senior Indebtedness) that existed or was continuing on the date of delivery of any Non-Payment Blockage Notice to the holder of a Convertible Note shall be, or be made, the basis for a subsequent Non-Payment Blockage Notice.

          If payment of a Convertible Note is accelerated because of an Event of Default, the Company shall promptly notify holders of Designated Senior Indebtedness of the acceleration.

          Notwithstanding the foregoing, but subject to Section 2(c) below, in the event that a Holder receives any payment or distribution of assets of the Company of any kind in contravention of any term of this Agreement, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Designated Senior Indebtedness is paid in full, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall immediately be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Designated Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Designated Senior Indebtedness remaining unpaid to the extent necessary to make payment in full of all Designated Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Designated Senior Indebtedness. This Section 2(b)(2) shall be subject to the further provisions of Section 2(g).

          (c) Holder Conversion. Subject to the terms and conditions of Section 3(a)(4) of the Convertible Notes, in the event that a Payment Default or Non-Payment Default has occurred and is continuing for more than 90 days beyond the date which the Holder is entitled to any payment of principal or interest with respect thereto, the Company agrees that such Holder may convert the Convertible Note in whole or in part (together with any accrued and unpaid interest with respect to such principal amount) in amounts of not less than $5,000,000 (and in $1,000,000 increments thereafter) (and in the event that the amount outstanding under this Security is less than $5,000,000, the Holder may convert such lesser amount) into fully paid and nonassessable shares of the Company's Common Stock (calculated as to the nearest 1/1000 of a share) (the "Holder Conversion"). As of any date, the number of shares of Common Stock into which a Convertible Note may be converted in a Holder Conversion shall be determined by (*)

(*)  Represents language that is redacted and subject to Confidential Treatment.

(*) the "Holder Conversion Price"); provided, however, that in the event the above calculation yields a Holder Conversion Price less than the Minimum Conversion Price (as defined below), then the Holder Conversion Price shall be set equal to $8.00 per share of Common Stock, subject to adjustment as provided for in the Convertible Note (the "Minimum Conversion Price"); and provided, further, that the Minimum Conversion Price shall be terminated and no longer exist upon the Company's consolidation with or merger into another Person or upon the conveyance, transfer, sale or lease of all or substantially all of the Company's properties and assets to any Person. The Holder shall give to the Company, in the manner provided in Section 8(a) of the Convertible Note Purchase Agreement, notice (the "Holder Conversion Notice") of the Holder Conversion. Each Holder Conversion Notice shall state (*) The Holder shall promptly surrender the Convertible Note to the Company, duly endorsed or assigned to the Company or in blank, at the Designated Office on the Holder Conversion Date; provided that any failure of the Holder to surrender the Convertible Note as provided herein shall not invalidate the conversion or the effective date thereof. The Company shall deliver to the Holder not more than five Trading Days after delivery by the Holder to the Company (x) the certificates representing shares of Common Stock issuable upon conversion of the Convertible Note, and (y) in the event of a partial conversion, a new Convertible Note in the form of the Convertible Note being surrendered representing the balance of the principal amount not being converted. In addition to the foregoing, the Holder shall not be permitted to convert any portion of a Convertible Note which would result in Holder, together with its Affiliates, owning more than 19.9% of the voting securities of the Company outstanding as of the day immediately preceding (x) the date of the Convertible Note Purchase Agreement or (y) the Holder Conversion Date, whichever is less (excluding any shares Holder or its Affiliates may have purchased in the open market pursuant to Section 2(b) or 2(c) of the Standstill Agreement); provided that the voting securities outstanding on the dates referred to in (x) and (y) shall be adjusted for any stock splits, stock dividends, combinations, recapitalizations, or the like, occurring after such dates).

          (d) Bankruptcy and Dissolution, Etc. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Designated Senior Indebtedness shall first be paid in full before any payment is made on account of the principal or premium, if any, and interest on any Convertible Note; and upon any such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which a Holder would be entitled, except for the provisions of this Agreement, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or

(*)  Represents language that is redacted and subject to Confidential Treatment.

distribution, or by a Holder if received by it, directly to the holders of Designated Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Designated Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Designated Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Designated Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of Designated Senior Indebtedness, before any payment or distribution is made to the Holder.

          Notwithstanding the foregoing, in the event that a Holder receives any payment or distribution of assets of the Company of any kind on account of this Convertible Note in contravention of any term of such Convertible Note or this Agreement, whether in cash, property or securities, including, without limitation, by way of setoff or otherwise, before all Designated Senior Indebtedness is paid in full, then such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall immediately be paid over or delivered to, the holders of Designated Senior Indebtedness or their respective representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Designated Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Designated Senior Indebtedness remaining unpaid to the extent necessary to make payment in full of all Designated Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Designated Senior Indebtedness.

          For purposes of Section 2(b) hereof and this Section 2(d), the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Agreement with respect to any Convertible Note) to the payment of all Designated Senior Indebtedness which may at the time be outstanding. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Section 6 of the Convertible Note shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 2(d) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 6 of the Convertible Note.

          (e) Subrogation. Subject to the payment in full of all Designated Senior Indebtedness, the rights of a Holder shall be subrogated to the extent of the payments or distributions made to the holders of such Designated Senior Indebtedness pursuant to the provisions of this Agreement (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as a Convertible Note is subordinated and is

(*)  Represents language that is redacted and subject to Confidential Treatment.

entitled to like rights of subrogation) to the rights of the holders of Designated Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Designated Senior Indebtedness until the principal of, and premium, if any, and interest on such Convertible Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Designated Senior Indebtedness of any cash, property or securities to which a Holder would be entitled except for the provisions of this Agreement, and no payment over pursuant to the provisions of this Agreement, to or for the benefit of the holders of Designated Senior Indebtedness by a Holder, shall, as between the Company, its creditors other than holders of Designated Senior Indebtedness, and a Holder, be deemed to be a payment by the Company to or on account of the Designated Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holder of a Convertible Note pursuant to the subrogation provisions of this Agreement, which would otherwise have been paid to the holders of Designated Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of a Convertible Note. It is understood that the provisions of this Agreement are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of the Designated Senior Indebtedness, on the other hand.

          Nothing contained in this Agreement or in the Convertible Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Designated Senior Indebtedness, and a Holder, the obligation of the Company, which is absolute and unconditional, to pay to a Holder the principal of, and premium, if any, and interest on a Convertible Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of a Holder and creditors of the Company other than the holders of the Designated Senior Indebtedness, nor shall anything herein or therein prevent a Holder from exercising all remedies otherwise permitted by applicable law upon default under such Convertible Note, subject to the rights, if any, under this Agreement of the holders of Designated Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in this Agreement, a Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to a Holder, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Designated Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Agreement.

          (f) Notice. The Company shall give prompt written notice to each Holder of any fact known to the Company which would prohibit the making of any payment of monies to in respect of such Convertible Note pursuant to the provisions of this Agreement.

(*)  Represents language that is redacted and subject to Confidential Treatment.

          Each Holder shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Designated Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Designated Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Holder determines in good faith that further evidence is required with respect to the right of any Person as a holder of Designated Senior Indebtedness to participate in any payment or distribution pursuant to this Agreement, any such Holder may request such Person to furnish evidence to the reasonable satisfaction of the Holder as to the amount of Designated Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Agreement, and if such evidence is not furnished the Holder may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(*)

          (g) No Impairment of Subordination. No right (*) of any Designated Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of a Convertible Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of the Designated Senior Indebtedness may, at any time and from time to time, without the consent of or notice to a Holder, without incurring responsibility to such Holder, and without impairing or releasing the subordination provided in this Agreement or the obligations of such Holder to the holders of the Designated Senior Indebtedness, do any one or more of the following: (a) change the manner, place, or terms of payment (including any change in the rate of interest) or extend the time of payment of, or renew, amend, modify, alter, or grant any waiver or release with respect to, or consent to any departure from, any Designated Senior Indebtedness or any instrument evidencing the same or any agreement evidencing, governing, creating, guaranteeing or securing any Designated Senior Indebtedness; (b) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing Designated Senior Indebtedness; (c) release any Person liable under or in respect of the Designated Senior Indebtedness; (d) fail or delay in the perfection of liens securing the Designated Senior Indebtedness; (e) exercise or refrain from exercising any rights against Company and any other Person; or (f) amend, or grant any waiver or release with respect to, or consent to any departure from, any guarantee for all or any of the Designated Senior Indebtedness.

(*)  Represents language that is redacted and subject to Confidential Treatment.

          (h) Certain Conversions Deemed Payment. For the purposes of this Agreement only, (1) the issuance and delivery of junior securities upon conversion of a Convertible Note shall not be deemed to constitute a payment or distribution on account of the principal of or interest on such Convertible Note or on account of the purchase or other acquisition of such Convertible Note, and
(2) the payment, issuance or delivery of cash (excluding cash paid for fractional shares upon conversion of a Convertible Note), property or securities (other than junior securities) upon conversion of a Convertible Note shall be deemed to constitute payment on account of the principal of such Convertible Note. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Designated Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, a Convertible Note is so subordinated as provided in this Agreement. Nothing contained in this Agreement or elsewhere in the Convertible Notes is intended to or shall impair, as among the Company, its creditors other than holders of Designated Senior Indebtedness and the holder of a Convertible Note, the right, which is absolute and unconditional, of the Company to convert a Convertible Note in accordance with its terms.

          (i) Reliance of Holder(s) of Designated Senior Indebtedness. Each Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Designated Senior Indebtedness, whether such Designated Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by any Convertible Note, and each such holder of Designated Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions acquiring and holding or continuing to hold, such Designated Senior Indebtedness.

          3. Miscellaneous.

          (a) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent in accordance with Section 8(a) of the Convertible Note Purchase Agreement.

          (b) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

          (c) Time. Time shall be of the essence in the performance of this Agreement.

          (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors, assigns, executors and

(*)  Represents language that is redacted and subject to Confidential Treatment.

administrators. Neither party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party.

          (e) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (f) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

          (g) Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation preparation, execution, delivery and performance of this Agreement.

          (h) Integration. This Agreement and the other Transaction Documents, together with any schedules or exhibits hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

          (i) Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          (j) The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          (k) Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

(*)  Represents language that is redacted and subject to Confidential Treatment.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        GARLISTON LIMITED.

                                        By:_____________________________________
                                        Name:
                                        Title:


                                        GENTA INCORPORATED

                                        By:_____________________________________
                                        Name:
                                        Title:

(*)  Represents language that is redacted and subject to Confidential Treatment.